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                                                                   Exhibit 10.19

                              ANALOG DEVICES, INC.
                               ONE TECHNOLOGY WAY
                                  P.O. BOX 9106
                        NORWOOD, MASSACHUSETTS 02062-9106

                                           June 21, 2000


Mr. Jerald G. Fishman
President and Chief Executive Officer
Analog Devices, Inc.
One Technology Way
P.O. Box 9106
Norwood, Massachusetts 02062-9106

Dear Jerry:

     At a meeting of the Board of Directors of Analog Devices, Inc., held today, the Directors authorized and approved an amendment to all of the outstanding unvested stock options granted to you by the Company, as well as any future stock options which may be granted to you, providing for the accelerated vesting of all of your unvested stock options in the event of termination of your employment by the Company under specified conditions, as set forth below.

     In the event that your employment with the Company is terminated by the Company without "cause" or is teminated by you for "good reason" (as those terms are defined in ADDENDUM A attached hereto), all of the then ourstanding unvested stock options held by you shall accelerate and be and become immediately exercisable and fully vested at the time of such termination; PROVIDED, HOWEVER, that if these accelerated vesting provisions shall, in the judgment of the Company's independent auditors, Ernst & Young LLP, adversely affect the ability of the Company to treat any future acquisition as a "pooling of interests" for accounting purposes, then this agreement and the accelerated vesting provisions shall be and become null and void.

     If you are in agreement with the foregoing, would you please sign the duplicate copy of this letter and return it to me, whereupon this letter shall constitute a binding and enforceable agreement between you and the Company in accordance with its terms.

                                   Very truly yours,

                                   Analog Devices, Inc.

                               By: /s/ Ray Stata
                                   ---------------------------------------------
                                       Ray Stata, Chairman

Read and Agreed

/s/ Jerald G. Fishman
----------------------------
Jerald G. Fishman

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                         ADDENDUM A TO LETTER AGREEMENT
                      BETWEEN JERALD G. FISHMAN ("FISHMAN")
                       AND ANALOG DEVICES, INC ("COMPANY")

1.   "CAUSE" means:

     (a) the willful and continued failure of Fishman to perform substantially his duties with the Company or one of its affiliates (other than any such failure resulting from his physical or mental disability),

     (b) Fishman's gross and reckless negligence in the performance of his duties which materially adversely affects the Company's business,

     (c) Fishman's willful engaging in conduct which is materially injurious to the Company,

     (d)  Fishman's conviction of a felony, or

     (e) a material breach of any of Fishman's obligations (i) not to compete with the Company or (ii) to maintain the confidentiality of the Company's confidential and proprietary information.

     For purposes of this provision, no act or failure to act, on the part of Fishman, shall be considered "willful" unless it is done, or omitted to be done, by Fishman in bad faith or without reasonable belief that his action or omission was in the best interests of the Company. Any act or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Fishman in good faith and in the best interests of the Company. The cessation of Fishman's employment shall not be deemed to be for Cause unless and until (i) in the event of any Cause defined in paragraphs (a), (b), (c) and (e), a written notice has been delivered to Fishman by the Board which specifically identifies the Cause which is the Board's basis for termination and Fishman has failed to cure or remedy the act or omission so identified within a period of thirty (30) days after the Employee's receipt of such notice (unless the act or omission is of a nature that it cannot be cured or remedied) and (ii) the Board has delivered to Fishman a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board (excluding Fishman if he is then a member of the Board) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Fishman and he is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, he is guilty of the conduct described in paragraph (a), (b), (c) or
     (e) above, and specifying the particulars thereof in detail.

2.   "Good Reason" means:

     (a) the assignment to Fishman of any duties inconsistent in any material respect with his position as Chief Executive Officer of the Company, or any other action by

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          the Company which results in a material diminution in his authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Fishman;

     (b) any action by the Company to reduce his annual base salary and employee benefits below those currently (June 21, 2000) in place, other than an isolated, immaterial or inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Fishman; or

     (c) the Company's requiring Fishman to be based at any office or location other than within a 50-mile radius of its current headquarters in Norwood, Massachusetts.


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